Exhibit 99.1

Contact:	NEWS RELEASE

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Balet
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

J.Jill Danielle Marcus Director Communications 617-657-5548 danielle.marcus@jjill.com

ALLIANCE DATA SIGNS LONG-TERM RENEWAL AGREEMENT WITH J.JILL,
A LEADING OMNI-CHANNEL FASHION RETAILER OF WOMEN'S APPAREL,
ACCESSORIES AND FOOTWEAR

Alliance Data to continue employing industry-leading analytics and capabilities to help J.Jill develop deeper understanding of customers and provide relevant, timely card marketing programs

PLANO, Texas – December 1, 2016 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and commercial credit programs, has signed a long-term agreement to continue providing private label credit card services for J.Jill (www.jjill.com), a leading fashion retailer of women's apparel, accessories and footwear. Headquartered in Quincy, Mass., J.Jill has a robust and diversified omni-channel platform across 274 Retail stores, Direct-to-Consumer and industry-leading ecommerce.

Building on its five-year relationship, Alliance Data's card services business will continue to deliver a suite of credit and marketing services for the J.Jill credit card program, focusing on recognizing and rewarding cardmembers with meaningful benefits for purchases made with their J.Jill credit card through both Retail and Direct channels. The program, which drives significant tender share, provides cardmembers with special offers like discounts on every purchase and experiential opportunities including exclusive special events and annual birthday month discounts. Alliance Data will also support J.Jill with ongoing integrated marketing programs designed to drive brand loyalty and repeat purchases.

Through its industry-leading, data-driven marketing tools, Alliance Data delivers custom analytics and insights that have increased cardmember engagement and spend, resulting in improved performance and growth for J.Jill.

"Everything associated with our dynamic, omni-channel J.Jill brand and business is developed with our passionate and loyal customer in mind. Alliance Data has proven over the length of our partnership that they share a similar customer-centric mindset," said Paula Bennett, President & CEO, J.Jill. "We look forward to expanding our already robust credit program by continuing to deliver new and unique cardmember benefits along with the seamless brand experience our customers have grown to expect."

"We are excited to extend our relationship with J. Jill, which is not only a distinguished brand, but a highly engaged and service-focused partner," said Melisa Miller, president of Alliance Data's card services business. "I am confident that our knowledge of the J. Jill customer and our innovative, lifecycle marketing approach will continue creating personalized, relevant and timely messaging, positively impacting brand affinity and sales."

About J.Jill
Based in Quincy, Mass., near Boston, J.Jill is easy, relaxed, inspired style. An omni-channel premier retailer of misses', petite, tall and women's clothing, in addition to accessories and footwear, J.Jill is committed to delight, inspire and guide customers with a new collection every month that is delivered through 274 stores nationwide, 26 catalogs and a robust ecommerce experience. For more information, please visit www.JJill.com.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.
Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.
Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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